EXHIBIT 6.3



                          REGISTRATION RIGHTS AGREEMENT

                                  by and among

                         EASY MONEY HOLDING CORPORATION

                                       and

                            THE HOLDERS LISTED HEREIN

                          Dated as of December 18, 1997
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                                TABLE OF CONTENTS
                                -----------------

                                                                           Page
                                                                           ----

ARTICLE I Definitions .......................................................1

ARTICLE II Registration Rights...............................................3
        SECTION 2.1 Registration on Demand...................................3
        SECTION 2.2 Incidental Registration..................................4
        SECTION 2.3 Registration Procedures..................................5
        SECTION 2.4 Expenses.................................................9
        SECTION 2.5 Marketing Registrations..................................9
        SECTION 2.6 Termination of Rights ...................................10
        SECTION 2.7.Rule 144.................................................10
        SECTION 2.8 Indemnification..........................................11
        SECTION 2.9 Agreements of Holders of Registrable Securities..........14

ARTICLE III Changes in Common Stock..........................................15

ARTICLE IV Representations and Warranties of the Company.....................15

ARTICLE V Benefits of Agreement .............................................16

ARTICLE VI Miscellaneous.....................................................16
        SECTION 6.1 Notices .................................................17
        SECTION 6.2 Waivers; Amendments .....................................17
        SECTION 6.3 Governing Law ...........................................17
        SECTION 6.4 Survival of Agreements; Representations
                      and Warranties, etc....................................17
        SECTION 6.5 Covenants to Bind Successors and Assigns.................17
        SECTION 6.6 Severability.............................................18
        SECTION 6.7 Section Headings.........................................18
        SECTION 6.8 Counterparts.............................................18
        SECTION 6.9 Termination..............................................18
        SECTION 6.10 Complete Agreement......................................18
        SECTION 6.11 No More Favorable Agreements............................18
        SECTION 6.12 Submission to Jurisdiction; Venue.......................18
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                           REGISTRATION RIGHTS AGREEMENT

               THIS REGISTRATION RIGHTS AGREEMENT (the "Agreement"), dated as of December 18,1997, is made and entered into by and among EASY MONEY HOLDING CORPORATION, a Virginia corporation (the "Company"), Love Savings Holding Company ("LSHC") and William S. Fagan ("Fagan") (collectively, together with the successors and assigns of each, the "Holder" or "Holders") of the Warrants (as defined herein).

               WHEREAS, concurrently with the issuance of the Warrants, the Company is entering into this Agreement to define the rights that exist among the Holders, on the one hand, and the Company, on the other, with respect to the registration of the Common Stock (as defined herein) into which the Warrants are exercisable;

               NOW, THEREFORE, in consideration of the mutual premises, agreements and covenants hereinafter set forth, the parties hereto agree as follows:

                                    ARTICLE I

                                   Definitions
                                   -----------

               For purposes of this Agreement, terms defined herein shall have the following respective meanings (each such meaning to be equally applicable to the singular and plural forms thereof), terms not defined herein have the meaning assigned to them in the Warrant and Warrant Agreement or in the Credit Agreement, each of even date herewith:

                "Agreement" means this Registration Rights Agreement.

                "Commission" shall mean the Securities and Exchange Commission, and any successor agency of the federal government at the time administering the Securities Act or the Securities Exchange Act.

                "Common Stock" means the Company's voting and non-voting Common Stock, par value $0.01 per share, and any stock into which such Common Stock may hereafter be changed or for which such Common Stock may be exchanged after giving effect to the terms of such change or exchange (by way of reorganization, recapitalization, merger, consolidation or otherwise) and shall also include any Common Stock of the Company hereafter authorized which has ordinary voting power for the election of directors and any capital stock of the Company of any other class hereafter authorized which is not preferred as to dividends or distribution of assets in liquidation over any other class of capital stock of the Company or which has ordinary voting power for the election of directors of the Company.

                "Company" has the meaning assigned such term in the preamble hereto.

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               "Holder" or "Holders" has the meaning assigned such term in the preamble hereto.

               "Holder(s) of Registrable Securities" shall mean a person who owns Registrable Securities or has the right to acquire such Registrable Securities, whether or not such acquisition has actually been effected and disregarding any legal restrictions upon the exercise of such right.

               "NASD" means the National Association of Securities Dealers, Inc.

               "Prospectus" means the prospectus included in any Registration Statement, as amended or supplemented by any prospectus supplement with respect to the terms of the offering, registering for sale any of the Registrable Securities and all other amendments and supplements to the Prospectus, including post-effective amendments, and all material incorporated by reference in such Prospectus.

               "Registrable Securities" means any Common Stock which may be acquired upon exercise of the Warrants in accordance with their terms; provided that any security's status as a Registrable Security shall cease when the registration rights with respect to such security shall have terminated pursuant to Section 2.6.

               "Registration Statement" means any registration statement of the Company which registers for sale any of the Registrable Securities pursuant to the provisions of this Agreement, including the Prospectus, amendments and supplements to such Registration Statement, including post-effective amendments, all exhibits and all material incorporated by reference in such Registration Statement.

               "Rule 144" means Rule 144 under the Securities Act, as such Rule may be amended from time to time, or any similar rule or regulation hereafter adopted by the Commission.

               "Securities Act" shall mean the Securities Act of 1933, as amended, or any similar federal statute, and the rules and regulations of the Commission thereunder, all as the same shall be in effect at the time.

               "Securities Exchange Act" shall mean the Securities Exchange Act of 1934, as amended, or any similar federal statute, and the rules and regulations of the Commission thereunder, all as the same shall be in effect at the time.

               "Trigger Date" means (A) the earlier to occur of (i) the first Qualified Equity Financing of the Company, which includes a Bona Fide Initial Public Offering or other sale, issuance, transfer or disposition of any stock of the Company or any other equity securities of the Company, or non-equity securities of the Company that are convertible into, exchangeable for or evidence the right to subscribe for any such equity securities, (ii) conversion by the Company from its status as an "S corporation" to a "C corporation," or (iii) the expiration of the thirtieth (30th) full calendar month after the date of this Warrant and
       (B) no later than 5:00 p.m., Eastern Standard Time, six months after the date of a Bona Fide Initial Public Offering.

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                "Warrants" means the warrants to purchase an aggregate of
        1,161,000 shares of Common Stock issued by the Company to the Holders.

                                   ARTICLE II

                               Registration Rights
                               -------------------

               SECTION 2.1 Registration on Demand.
                           ----------------------

               2.1.1 Demand. At any time following the Trigger Date, upon the written request (the "Demand") of any of the Holders that the Company effect the registration under the Securities Act of the number of Registrable Securities specified by such Holders, the Company shall, subject to the provisions hereof, use its best efforts to effect, as soon as practicable and in any event within 120 days after the Demand is received from such Holders, the registration under the Securities Act of the Registrable Securities which the Company has been requested to register by such Holders. The Company agrees to keep effective such registration statement for a period that will terminate when all Registrable Securities covered by such registration statement, as amended from time to time, have been sold.

               2.1.2 Shelf Registration. At any time that the Company is eligible to use a short-form registration statement for registering securities for sale to the public at large, the Company shall register all Registrable Securities of the Holders pursuant to Rule 415 under the Securities Act (the "Shelf Registration"). The Company agrees to keep effective such registration statement (the "Shelf Registration Statement") until all the Registrable Securities under the Shelf Registration Statement have been disposed of in the manner described in such registration statement.

               2.1.3 Registration Statement Form. Registrations under this
Section 2.1 shall be on such appropriate registration form of the Commission as shall be selected by the Company. The Company shall include in any such registration statement all information which, in the opinion of counsel to the Company and the Holders of Registrable Securities included in such registration statement, is required to be included.

               2.1.4 Effective Registration Statement. A registration requested pursuant to this Section 2.1 shall not be deemed to have been effected (i) unless a registration statement with respect thereto has become effective, (ii) if, after it has become effective, such registration is interfered with by any stop order, injunction or other order or requirement of the Commission or other governmental agency or court for any reason not attributable to the Holders and has not thereafter become effective, (iii) if the conditions to closing specified in the underwriting agreement, if any, entered into in connection with such registration are not satisfied or waived, other than by reason of a failure on the part of the Holders, (iv) if a Shelf Registration Statement, such registration statement has not been kept effective until all of the Registrable Securities under such Shelf Registration Statement have been disposed of in the manner described in such registration statement, or (v) if the Registrable Securities under such registration statement are not listed or quoted on the principal stock exchange on which similar securities issued by the Company are then listed or quoted.

               2.1.5 Limitations on Registration on Demand, Shelf Registrations. The Company shall not be required to prepare and file a Registration Statement pursuant to this Section 2.1 if,

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within the prior 90 days, the Company has filed with the Commission a
Registration Statement that afforded the Holders the opportunity to include Registrable Securities in such registration pursuant to Section 2.2. Notwithstanding anything in this Section 2.1 to the contrary, each Holder shall be entitled to demand no more than three registrations of the Registrable Securities; provided, however, that any Holder may request that the Registrable Securities held by such Holder be included in a registration triggered by another Holder (and the Company shall include such Registrable Securities in such registration) and such request shall not be counted for purposes of the requests for registration to which such Holder is entitled.

               2.1.6 Holders' Ability to Withdraw Registration Statement. The Holders of a majority of the Registrable Securities to be included in such registration (exclusive of Registrable Securities included pursuant to Section 2.2) shall have the right to request that the Company not have a registration statement filed pursuant to a Demand declared effective.

               2.1.7 Selection of Underwriter. If a registration under this
Section 2.1 is an underwritten offering, the Holders of a majority of the Registrable Securities to be included in such registration shall have the right to select a managing underwriter or underwriters reasonably acceptable to the Company to administer the offering.

               2.1.8 Registration of Other Securities. A registration statement filed pursuant to the request of a Holder pursuant to this Section 2.1 may not include other securities of the Company other than Registrable Securities without the consent of the Holders making the demand.

               2.1.9 Suspension. The Company may delay, suspend or withdraw the registration of the Registrable Securities required pursuant to this Section 2.1 for a period not exceeding 90 days if the Company shall in good faith determine that any such registration would require the Company to include disclosure that would reasonably be expected to have a seriously detrimental effect on any proposal, negotiations or plans by the Company or any of its subsidiaries to engage in any acquisition or disposition of assets or any merger, consolidation, tender offer, reorganization or similar transaction, or any other material corporate event contemplated by the Company; provided, that the Company may exercise this right only once in any 180 day period; and provided further, in the event the Company exercises this right, the Holders making such demand pursuant to this Section 2.1 will be entitled to withdraw such request and, if such request is withdrawn, such demand will not count as a request for purposes of the limitation on demands in Section 2.1.5.

               SECTION 2.2 Incidental Registration. If the Company, at any time or any one or more occasions after the date of this Agreement, proposes to register (other than pursuant to Section 2. 1) any of its equity securities under the Securities Act for sale to the public, whether for its own account or for the account of other security holders or both (other than pursuant to registrations on Form S-4 or Form S-8 or any successor form or other forms not available for registering securities for sale to the public at large), the Company shall give not less than 30 days' nor more than 90 days' prior written notice to each Holder of Registrable Securities of its intention to do so. Upon the written request of any Holder of Registrable Securities given within 20 days after receipt of such notice from the Company, the Company will use its best efforts to cause the Registrable Securities requested to be registered to be so registered under the Securities Act. A request pursuant to this Section 2.2 shall state the number of Registrable Securities requested to be registered and the intended method of distribution thereof. In connection with any registration subject to this Section

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2.2, the Holders shall enter into such underwriting, lockup and other agreements, and shall execute and complete such questionnaires and other documents, as are customary in a secondary offering, provided that in no event shall a Holder of Registrable Securities be subject to a limitation or sale or distribution that is larger than that to which any other security holder whose securities are included on the registration is subject to. The Company shall have the right to terminate or withdraw any registration initiated by it under this Section 2.2 prior to the effectiveness of such registration whether or not any Holder has elected to include any securities in such registration. Notwithstanding any other provision of this Agreement, if the representative of the underwriters advises the Company in writing that marketing factors require a limitation on the number of shares to be underwritten, the number of shares to be included in the underwriting or registration shall be allocated as set forth in Section 2.5 hereof. If adverse tax consequences to the Holders might result from exercise of the Warrants and the subsequent sale of the Registrable Securities acquired pursuant to the Warrants, the Company will use its best efforts to cause any underwriter of any underwritten registration to purchase or exercise such Warrants or portion thereof as may be proferred by the Holders thereof so that the holder may sell the Warrants or a portion thereof.

               No registration effected under this Section 2.2 shall relieve the Company of its obligation to effect the registration required under Section 2.1.

             SECTION 2.3 Registration Procedures. In connection with the registration of Registrable Securities, the Company shall effect such registrations to permit the sale of such Registrable Securities in accordance with the intended method or methods of disposition thereof, and pursuant thereto the Company shall as expeditiously as possible:

                (a) prepare and file with the Commission within the time limits prescribed herein a Registration Statement with respect to such securities and use its best efforts to cause such Registration Statement to become effective and to remain continuously effective as provided herein;

                (b) prepare and file with the Commission such amendments and post-effective amendments to each Registration Statement as may be necessary and use its best efforts to keep such Registration Statement continuously effective; cause the related Prospectus to be supplemented by any required Prospectus supplement, and as so supplemented to be filed pursuant to Rule 424 (or any similar provisions then in force) under the Securities Act; and comply with the provisions of the Securities Act, the Securities Exchange Act and the rules and regulations of the Commission promulgated thereunder applicable to it with respect to the disposition of all securities covered by such Registration Statement as so amended or in such Prospectus as so supplemented; the Company shall not be deemed to have used its best efforts to keep a registration statement effective during a period if it voluntarily takes any action that results in participating Holders not being able to sell such Registrable Securities during such period, unless such action is required under applicable law.

               (c) notify the Holders of Registrable Securities and underwriters, if any, promptly (but in any event within two business days), and confirm such notice in writing, (i) when a Prospectus or any Prospectus supplement or post-effective amendment has been filed, and, with respect to a Registration Statement or any post-effective amendment, when the same has become effective, (ii) of any request by the Commission for amendments or

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       supplements to the Registration Statement or Prospectus or for additional information, (iii) of the issuance (or, to the Company's best knowledge, the threat or contemplation) by the Commission of any stop order suspending the effectiveness of such Registration Statement or of any order preventing or suspending the use of any preliminary prospectus or the initiation of any proceedings for that purpose, and (iv) of the receipt by the Company of any notification with respect to the suspension of the qualification or exemption from qualification of a Registration Statement or any of the Registrable Securities for offer or sale in any jurisdiction, or the initiation or threatening of any proceeding for such purpose;

               (d) use every reasonable effort to prevent the issuance of any order suspending the effectiveness of a Registration Statement or of any order preventing or suspending the use of a Prospectus or suspending the qualification (or exemption from qualification) of any of the Registrable Securities for sale in any jurisdiction, and, if any such order is issued, to obtain the withdrawal of any such order at the earliest possible moment;

               (e) furnish to each seller copies of the Registration Statement and any amendment thereto, including financial statements and schedules, all documents incorporated by reference and all exhibits (including those incorporated by reference) and furnish to each seller and to each duly authorized broker or underwriter of each seller such number of authorized copies of a Prospectus, including copies of a preliminary Prospectus, in conformity with the requirements of the Securities Act, and such other customary documents as such seller, broker or underwriter may reasonably request in order to facilitate the public sale or other disposition of the Registrable Securities owned by such seller;

               (f) use its best efforts to register or qualify (and to keep each such registration and qualification effective, including through new filings, renewals or amendments, during the period such registration statement is required to be kept effective) the securities covered by such Registration Statement under such securities or blue sky laws of such jurisdictions as each seller shall reasonably request, and do any and all other reasonable acts and things which may be necessary under such securities or blue sky laws to enable such seller to consummate the public sale or other disposition in such jurisdictions of the Registrable Securities to be sold by such seller, except that the Company shall not for any such purpose be required to qualify to do business as a foreign corporation, or to consent to the jurisdiction of any court or subject itself to suit in any jurisdiction wherein it is not qualified;

               (g) before filing the Registration Statement or Prospectus or amendments or supplements thereto, furnish to counsel for the Holders of Registrable Securities included in such Registration Statement copies of all such documents proposed to be filed, all of which shall be subject to the review, comment and approval of such counsel in the exercise of their reasonable judgment;

               (h) use its best efforts to cause such Registrable Securities covered by such Registration Statement to be registered with or approved by such other governmental agencies or authorities exercising jurisdiction over the Company as may be necessary to enable the seller or sellers thereof to consummate the disposition of such Registrable Securities;

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               (i) notify each seller of any such Registrable Securities covered by such Registration Statement, at any time when a Prospectus relating thereto is required to be delivered under the Securities Act, of the Company's becoming aware that the Prospectus included in such Registration Statement, as then in effect, includes an untrue statement of a material fact or omits to state any material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, and, at the written request of any such seller, promptly prepare and furnish to such seller and each underwriter a reasonable number of copies of a Prospectus supplemented or amended so that, as thereafter delivered to the purchasers of such Registrable Securities, such Prospectus shall not include an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading;

               (j) comply with all applicable rules and regulations of the Commission, take such other actions as may be reasonably necessary to facilitate the registration or the disposition of the Registrable Securities, and make generally available to its security holders, as soon as reasonably practicable, an earnings statement covering the period of at least twelve consecutive months beginning with the first day of the Company's first calendar quarter after the effective date of the Registration Statement, which earnings statement shall satisfy the provisions of Section 11 (a) of the Securities Act and Rule 158 thereunder;

               (k) use its best efforts to cause all such Registrable Securities covered by such Registration Statement to be listed or quoted on the principal securities exchange (including NASDAQ) on which similar securities issued by the Company are then listed or quoted;

               (1) provide a transfer agent and registrar for all such Registrable Securities covered by such Registration Statement not later than the effective date of such Registration Statement;

               (m) cooperate with the selling holders of Registrable Securities and the underwriters, if any, to facilitate the timely preparation and delivery of certificates representing Registrable Securities to be sold, which certificates shall not bear any restrictive legends; and enable such Registrable Securities to be in such denominations and registered in such names as the underwriters, if any, or Holders may reasonably request at least two business days prior to any sale of Registrable Securities in a firm commitment underwritten public offering, or at least ten business days prior to any other such sale;

               (n) enter into such reasonable and customary agreements (including an underwriting agreement in customary form) and take such other reasonable and customary actions as the Holders of the majority of the Registrable Securities to be included in such registration or as any underwriters shall reasonably request in order to expedite or facilitate the registration and disposition of such Registrable Securities;

               (o) obtain and furnish to each seller of Registrable Securities an opinion from the Company's counsel and a "cold comfort" letter from the Company's independent public accountants in customary form and covering such matters as are customarily covered by such opinions and "cold comfort" letters;

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               (p) upon execution and delivery of such confidentiality
       agreements as the Company shall reasonably request (which agreement shall not restrict any such person's obligations under applicable securities laws), make available for inspection by any seller of such Registrable Securities covered by such Registration Statement, by any underwriter participating in any disposition to be effected pursuant to such Registration Statement and by any attorney, accountant or other agent retained by any such seller or any such underwriter, pertinent financial and other records, pertinent corporate documents and properties of the Company, and cause the Company's officers, directors and employees to supply all information reasonably requested by any such seller, underwriter, attorney, accountant or agent in connection with such Registration Statement, all as necessary to conduct a reasonable investigation within the meaning of Section 11 of the Securities Act; and

               (q) permit any Holder of Registrable Securities which Holder, in the sole reasonable judgment of such Holder, exercised in good faith, might be deemed to be a controlling person of the Company to participate through counsel in the preparation of such Registration Statement and, if specifically requested by such counsel, in discussions between the Company and the Commission or its staff with respect to such Registration Statement, to require the insertion therein of material, furnished in writing, which in the written opinion of such counsel is necessary to include in order to avoid a likelihood of potential liability for any such Holder of Registrable Securities or such counsel.

               If any such Registration Statement refers to any Holder by name or otherwise as the holder of any securities of the Company, then such Holder shall have the right to require (i) the insertion therein of language, in form and substance satisfactory to such Holder, to the effect that the holding by such Holder of such securities is not to be construed as a recommendation by such Holder of the investment quality of the Company's securities covered thereby and that such holding does not imply that such Holder will assist in meeting any future financial requirements of the Company, or (ii) in the event that such reference to such Holder by name or otherwise is not in the judgment of the Company, as advised by counsel, required by the Securities Act or any similar federal statute or any state "blue sky" or securities law then in force, the deletion of the reference to such Holder.

               SECTION 2.4 Expenses. All expenses incurred in effecting the registrations (whether or not such registrations are consummated) provided for in this Article II, including without limitation all registration and filing fees, printing expenses, fees and disbursements of counsel for the Company, expenses of any audits incident to or required by any such registration (including the costs of any comfort letter) and expenses of complying with the securities or blue sky laws of any jurisdictions pursuant to Subsection 2.3(f) hereof, the costs and expenses associated with the filing required to be made by the NASD (including, if applicable, the fees and expenses of any "qualified independent underwriter" and its counsel as may be required by the rules and regulations of the NASD, provided such fees and expenses are not paid by the underwriter), transfer taxes, fees of transfer agents and registrars, costs of insurance (but excluding underwriting discounts and commissions to the extent they relate to Registrable Securities), duplicating fees, delivery expenses, expenses incurred with the listing of the securities on any securities exchange, shall be paid by the Company, and the Company shall pay all reasonable fees and disbursements of one counsel for the Holders of Registrable Securities for the performance of the normal and customary functions of counsel for selling shareholders in each such registration.

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               SECTION 2.5 Marketing Registrations. If (i) any Holder of
Registrable Securities requests registration of Registrable Securities under
Section 2.2, (ii) the offering proposed to be made is to be an underwritten public offering and (iii) the managing underwriters of such public offering furnish a written opinion that the total amount of securities to be included in such offering would exceed the maximum amount of securities (the "Maximum Amount") (as specified in such opinion) which can be marketed at a price reasonably related to the then-current market value of such securities and without materially and adversely affecting such offering, then the rights of the Company, the Holders of Registrable Securities and the holders of other securities having the right to include such securities in such registration to participate in such offering shall be as follows:

                If such registration shall have been proposed by the Company,
        (i) the Company shall be entitled to participate in such registration first; (ii) then Holders of Registrable Securities under this Agreement shall be entitled to participate in such registration (pro rata based on the number of Registrable Securities or shares of Common Stock, respectively, held by each) and (iii) then other security holders of the Company shall be entitled to participate in such registration (pro rata based on the number of securities held by each security holder and in accordance with the relative priorities, if any, as shall exist among them). If such registration shall have been requested by the holders of other securities pursuant to a right granted by the Company to request such registration, (i) the holders requesting such registration and the Holders of Registrable Securities shall be entitled to participate in accordance with the number of shares held by them (pro rata based on the number of Registrable Securities or shares of Common Stock respectively, held by each); and (ii) then the Company will be entitled to participate in such registration; and no securities (issued or unissued) other than those registered and included in the underwritten offering shall be offered for sale or other disposition in a transaction which would require registration under the Securities Act (but excluding any issuance of shares pursuant to registrations on Form S-4 or Form S-8 or any successor form or other forms not available for registering capital stock for sale to the public at large) until the expiration of 30 days after the effective date of the Registration Statement in which Registrable Securities were included pursuant to Section 2.2 or such shorter period as may be acceptable to the Company and the Holders of a majority of the Registrable Securities who may be participating in such offering.

               SECTION 2.6 Termination of Rights. Notwithstanding the foregoing provisions of this Article II, the rights to registration shall terminate as to any particular Registrable Securities when (a) a Registration Statement covering such Registrable Securities has been declared effective and such Registrable Securities have been disposed of in accordance with such effective Registration Statement, (b) written opinion(s), to the effect that such Registrable Securities may be sold without registration pursuant to Rule 144(k) under the Securities Act and applicable state law shall have been received from counsel for the Company, (c) the Warrants expire unexercised or are otherwise terminated or (d) such Registrable Securities have been sold through a broker, dealer or underwriter in a public distribution or a public securities transaction in which the transferee receives a certificate without a restrictive legend.

               SECTION 2.7 Rule 144. The Company shall file the reports required to be filed by it under the Securities Act and the Securities Exchange Act and the rules and regulations promulgated thereunder (or, if the Company is not required to file such reports, it will, upon the written request of

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any Holder of Registrable Securities as soon as practicable, make publicly available other information so long as such information is necessary to permit sales under Rule 144), and will take such further actions as any Holder of Registrable Securities may reasonably request, all to the extent required from time to time to enable such Holder to sell Registrable Securities without registration under the Securities Act within the limitation of the exemption provided by Rule 144. Upon-1he request of any Holder of Registrable Securities, the Company shall deliver to such Holder a written statement as to whether it has complied with such requirements.

               SECTION 2.8 Indemnification.
                           ---------------

               (a) In the event of any registration of any Registrable Securities under the Securities Act pursuant to this Agreement, the Company will, and hereby does, indemnify and hold harmless, to the fullest extent permitted by law, the seller of any Registrable
       Securities covered by such Registration Statement, its directors and officers or general and limited partners (and the directors and officers thereof) and employees (each, a "Person"), each person who participates as an underwriter or qualified independent underwriter/pricer ("independent underwriter"), if any, in the offering or sale of such securities, each officer, director, employee, or partner of such underwriter or independent underwriter, and each other Person, if any, who controls such seller or any such underwriter within the meaning of the Securities Act, against any and all losses, claims, damages or liabilities, joint or several, and expenses (including fees of counsel and any amounts paid in any settlement approved by the Company (which such approval shall not be unreasonably withheld or delayed)) to which such seller, any such director or officer or general or limited partner or employee or any such underwriter or independent underwriter, such officer, director or partner or employee of such underwriter or independent underwriter or controlling person may become subject under the Securities Act, common law or otherwise, insofar as such losses, claims, damages or liabilities (or actions or proceedings, whether commenced or threatened, in respect thereof), or expenses arise out of or are based upon (i) any untrue statement or alleged untrue statement of a material fact contained in any Registration Statement under which such securities were registered under the Securities Act or the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, (ii) any untrue statement or alleged untrue statement of a material fact contained in any preliminary, final or summary Prospectus (together with the documents incorporated by reference or filed with the Commission) and any amendment thereof or supplement thereto, or the omission or alleged omission to state therein a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading or (iii) any violation by the Company of any federal or state law, rule or regulation applicable to the Company and relating to any such registration, and the Company will reimburse, as incurred, such seller and each such director, officer, employee, general or limited partner, underwriter, independent underwriter, director, or officer, employee or partner of such underwriter or independent underwriter and controlling person for any legal or any other expenses incurred by any of them in connection with investigating or defending any such loss, claim, liability, action or proceeding; provided, that the Company shall not be liable to any such seller or any such director, officer, employee, general or limited partner, underwriter, independent underwriter, director or officer, employee or partner of such underwriter or independent underwriter or controlling person in any such case to the extent that any such loss, claim, damage, liability (or action or proceeding, whether commenced or threatened, in respect thereof) or expense arises out of or is based upon
       (i) any untrue statement or alleged untrue statement or omission or alleged omission made in such Registration Statement or amendment thereof or supplement thereto or in any such preliminary, final or summary Prospectus in reliance upon and in conformity with information furnished to the Company in writing by or on behalf of any such seller or any such director, officer, employee, general or limited partner, underwriter, independent underwriter, director or officer, employee or partner of such underwriter or independent underwriter or controlling person, expressly for use in the preparation thereof or (ii) the failure of any such seller or any such director, officer, general or limited partner, underwriter, independent underwriter or controlling person, to comply with any legal requirement applicable to him to deliver a copy of a Prospectus or any supplements or amendments thereto after the Company has made such documents available to such Persons. Such indemnity and reimbursement of expenses shall remain in full force and effect following the transfer of such securities by such seller.

               (b) The Company, as a condition to including any Registrable Securities in any Registration Statement filed in accordance with this Agreement, shall have received an undertaking reasonably satisfactory to it from the prospective seller of such Registrable Securities and any underwriter or independent underwriter, to indemnify and hold harmless (in the same manner and to the same extent as set forth in paragraph (a) of this Section 2.8) the Company and its directors and officers and each Person who controls the Company (within the meaning of the Securities
       Act) with respect to any statement or alleged statement in or omission or alleged omission from such Registration Statement, any preliminary, final or summary Prospectus contained therein, or any amendment or supplement thereto, if such statement or alleged statement or omission or information has been furnished in writing to the Company or its representative by or on behalf of such seller or underwriter expressly for inclusion in such Registration Statement, preliminary, final or summary Prospectus or amendment or supplement and such statement or alleged statement or omission or information was substantially relied upon by the Company in preparation of such Registration Statement, preliminary, final summary or Prospectus contained therein, or any amendment or supplement thereto; provided, however, that the aggregate amount which any such seller or prospective seller shall be required to pay pursuant to such undertaking shall be limited to the amount of the net proceeds received by such Person upon the sale of the Registrable Securities pursuant to the Registration Statement giving rise to such claim. Such indemnity shall remain in full force and effect following the transfer of such securities by such seller. This Subparagraph (b) is not an indemnification.

               (c) As soon as possible after receipt by an indemnified party hereunder of written notice of the commencement of any action or proceeding with respect to which a claim for indemnification may be made pursuant to this Section 2.8, such indemnified party will, if a claim in respect thereof is to be made against an indemnifying party, give written notice to the latter of the commencement of such action; provided, that the failure of any indemnified party to give notice as provided herein shall not relieve the indemnifying party of its obligations under the preceding paragraphs of this Section 2.8, except to the extent that the indemnifying party is actually prejudiced by such failure to give notice. If any such claim or action shall be brought against an indemnified party, and it shall notify the indemnifying party thereof, the indemnifying party shall be entitled to participate therein, and, to the extent that it wishes, jointly with any other similarly notified indemnifying party, to assume the defense thereof with counsel reasonably satisfactory to the indemnified party; provided, that the indemnifying party shall not be entitled to so participate or so assume the defense if, in the indemnified party's reasonable judgment, a conflict of interest between the indemnified party and the indemnifying party exists or may exist in respect of such claim. After notice from the indemnifying party to such identified party of its election to assume the defense of such claim or action, the indemnifying party shall not be liable to the indemnified party under this Section 2.8 for any legal or other expenses subsequently incurred by the indemnified party in connection with the defense thereof unless the indemnifying party has failed to assume the defense of such claim or to employ counsel reasonably satisfactory to such indemnified party; provided that the indemnified parties shall have the right to employ one counsel (in each case together with appropriate local counsel) (such counsel to be selected by the Holders of a majority of the Registrable Securities included in such registration) to represent such indemnified parties if, in such indemnified parties' reasonable judgment, a conflict of interest between the indemnified parties and the indemnifying parties exists or may exist in respect of such claim, and in that event the fees and expenses of such separate counsel shall be paid as incurred by the indemnifying party; and provided further that if, in the reasonable judgment of any of the indemnified parties, a conflict of interest between such indemnified parties, and any other indemnified parties exists in respect of such claim, such indemnified parties shall be entitled to additional counsel or counsels and the indemnifying party shall be obligated to pay the fees and expenses of such additional counsel or counsels. No indemnifying party will consent to entry of any judgment or enter into any settlement which does not include as an unconditional term thereof the giving by the claimants or plaintiffs to such indemnified party of an unconditional release from all liability in respect to such claim or litigation. No indemnifying party will be liable for any settlement effected without its prior written consent, which consent will not be unreasonably withheld or delayed.

               (d) Indemnification similar to that specified in the preceding paragraphs of this Section 2.8 (with appropriate modifications) shall be given by the Company and each seller of Registrable Securities with respect to any required registration or other qualification of securities under any state securities and "blue sky" laws.

               (e) If the indemnification provided for in this Section 2.8 is unavailable or insufficient to hold harmless an indemnified party under
       Section 2.8(a) of this Agreement, then each indemnifying party shall contribute to the amount paid or payable by such indemnified party as a result of the losses, claims, damages or liabilities referred to in
       Section 2.8(a) in such proportion as is appropriate to reflect the relative fault of the indemnifying party on the one hand and the indemnified party on the other hand in connection with statements and omissions which resulted in such losses, claims, damages or liabilities, as well as any other relevant equitable considerations. The relative fault shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or other omission or alleged omission to state a material fact relates to information supplied by the indemnifying party or the indemnified party and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such untrue statements or omission. The parties hereto agree that it would not be just and equitable if contributions pursuant to this Section 2.8(e) were to be determined by pro rata allocation or by any other method of allocation which does not take account of the equitable considerations referred to in the first sentence of this
       Section 2.8(e). The amount paid by an indemnified party as a result of the losses, claims, damages or liabilities referred to in the first sentence of this Section 2.8(e) shall be deemed to include any legal or other expenses reasonably incurred by such indemnified party in connection with investigating and defending any action or claim (which shall be limited as provided in Section 2.8(c) if the indemnifying party has assumed the defense of any such action in accordance with the provisions thereof) which is the subject of this Section 2.8(e). No person guilty of fraudulent misrepresentation (within the meaning of Section 11 (f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. Promptly after receipt by an indemnified party under this Section 2.8(e) of notice of the commencement of any action against such party in respect of which a claim for contribution may be made against an indemnifying party under this Section 2.8(e), such indemnified party shall notify the indemnifying party in writing of the commencement thereof if the notice specified in Section 2.8(c) has not been given with respect to such action; provided that the omission so to notify the indemnifying party shall not relieve the indemnifying party from any liability which it may have to any indemnified party otherwise under this Section 2.8(e), except to the extent that the indemnifying party is actually prejudiced by such failure to give notice. Notwithstanding anything in this Section 2.8(e) to the contrary, no indemnifying party (other than the Company) shall be required pursuant to this Section 2.8(e) to contribute any amount in excess of the proceeds received by such indemnifying party from the sale of Registrable Securities in the offering to which the losses, claims, damages or liabilities of the indemnified parties relate.

               (f) The provisions of this Section 2.8 shall be in addition to any other rights to indemnification or contribution which any indemnified party may have pursuant to law or contract and shall remain in full force and effect following the transfer of the Registrable Securities by any such party.

               SECTION 2.9 Agreements of Holders of Registrable Securities
                           -----------------------------------------------

               (a) Each Holder of Registrable Securities shall advise the Company of the dates on which any disposition of Common Stock hereunder is expected to commence and terminate, the number of Registrable Securities expected to be sold, the method of disposition, and such other information as the Company may reasonably request in order to supplement the Prospectus in accordance with the rules and regulations of the Commission.

               (b) Each Holder of Registrable Securities agrees by acquisition of such Registrable Securities that, upon receipt of a notice from the Company under Section 2.3(i) of the Company's becoming aware that the Prospectus included in the Registration Statement, as then in effect, includes an untrue statement of a material fact or omits to state any material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, such Holder shall not dispose of, sell or offer for sale, Registrable Securities under the Registration Statement until such Holder receives (i) copies of the supplemented or amended Prospectus or until counsel for the Company shall have determined that such disclosure is not required due to subsequent events, (ii) notice in writing (the "Advice") from the Company that the use of the Prospectus may be resumed, and (iii) copies of any additional or supplemental filings that are incorporated by reference in the Prospectus.

               (c) If so directed by the Company in connection with a notice under Section 2.3(i), each Holder of Registrable Securities will deliver to the Company (at the Company's expense) all copies, other than permanent file copies then in such Holder's possession, of the Prospectus covering such Registrable Securities that was current immediately prior to the time of receipt of such notice. In the event the Company shall give any such notice, the time period regarding the effectiveness of the Registration Statement set forth in this Article II shall be extended by the number of days during the period from and including the date of the giving of such notice to and including the date when each selling Holder of Registrable Securities covered by the Registration Statement shall have received the copies of the supplemented or amended Prospectus, the Advice and any additional or supplemental filings that are incorporated by reference in the Prospectus.

                                   ARTICLE III

                             Changes in Common Stock
                             -----------------------

               If, and as often as, there is any change in the Common stock by way of a combination or reclassification, or through a merger, consolidation, reorganization or recapitalization, or by any other means, appropriate adjustment shall be made in the provisions hereof so that the rights and privileges granted hereby shall continue with respect to the Registrable Securities as so changed.

                                   ARTICLE IV

                  Representations and Warranties of the Company
                  ---------------------------------------------

               The Company represents and wan-ants to the Holders of the Registrable Securities as of the date of this Agreement as follows:

               (a) Due Authorization. The execution, delivery and performance of this Agreement by the Company has been duly authorized by all requisite action.

               (b) Binding Obligation. This Agreement has been duly executed and delivered by the Company and constitutes the legal, valid and binding obligation of the Company enforceable against it in accordance with its terms.

               (c) No Violation. The execution, delivery and performance of this Agreement, and the consummation of the transactions contemplated herein, by the Company does not violate any provision of law, any order of any court or other agency of government, any organizational document of the Company or any provision of any material indenture, agreement or other instrument to which the Company or any of its properties or assets is bound, or conflict with, result in a breach of or constitute (with due notice or lapse of time or both) a default under any such indenture, agreement or other instrument or result in the creation or imposition of any lien, charge or encumbrance of any nature whatsoever upon any of the properties or assets of the Company which violation, conflict, breach or default or lien, charge, restriction or encumbrance would have a material adverse effect on the business, condition (financial or otherwise) of the Company taken as a whole.

               (d) Government Action. No action has been taken and no statute, rule or regulation or order has been enacted, no injunction, restraining order or order of any nature has been issued by a federal or state court of competent jurisdiction and no action, suit or proceeding is pending against or affecting or threatened against, the Company before any court or arbitrator or any governmental body, agency or official which, if adversely determined, would in any manner draw into question the validity of this Agreement. Other than filings required with the Commission and under state securities laws, no action or approval by, or filing or registration with, any court or governmental agency or body is required for the consummation of the transactions contemplated by this Agreement by the Company.

                                    ARTICLE V

                              Benefits of Agreement
                              ---------------------

               The obligations of the Company under this Agreement shall inure to the benefit of, and be enforceable by, the initial Holders and the respective successors and permitted assigns of each without any further action on the part of any party hereto.

                                   ARTICLE VI

                                  Miscellaneous
                                  -------------

               SECTION 6.1 Notices. All notices, requests, consents and other communications provided for herein shall be in writing and shall be effective upon delivery in person, faxed or telecopied, or mailed by certified or registered mail, return receipt requested, postage pre-paid, addressed as follows:

               (i) If to the Company, Easy Money Holding Corporation, 5269 Greenwich Road, Suite 101, Virginia Beach, VA 23462, Attention: David Greenberg; with a copy to John J. Valvala, Esq., Harbor Place, Suite D, 215 Brooke Avenue, Norfolk, VA 23510;

               (ii) If to an initial Holder, Love Savings Holding Company, 212 South Central, Suite 201, St. Louis, Missouri 63105-3506 and to William
        S. Fagan, 219 Steeplechase, Irving, Texas 75062, with copies to Kathleen
        E. Topelius, Esq., Bryan Cave LLP, 700 Thirteenth Street, N.W., Washington, D.C. 20005;

        or, in any case, at such other address or addresses as shall have been furnished in writing to the Company (in the case of a holder of Registrable Securities) or to the Holders of Registrable Securities (in the case of the Company) in accordance with the provisions of this paragraph.

               SECTION 6.2 Waivers, Amendments. No failure or delay of any Holder of Registrable Securities or the Company in exercising any power or right hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any such right or power, or any abandonment or discontinuance of steps to enforce such a right or power, preclude any other or further exercise thereof or the exercise of any other right or power. The rights and remedies of such Holder and the Company are cumulative and not exclusive of any rights or remedies which it would otherwise have. The provisions of this Agreement may be amended, modified or waived with (and only with) the written consent of the Company and each of the Holders of Registrable Securities outstanding (exclusive of Registrable Securities then owned by the Company or any Subsidiary thereof). No notice or demand on the Company in any case shall entitle the Company to any other or further notice or demand in similar or other circumstances.

               SECTION 6.3 Governing Law. This Agreement shall be construed in accordance with and governed by the laws of the State of Missouri without regard to principles of conflicts of law.

               SECTION 6.4 Survival of Agreements; Representations and Warranties, etc. All warranties, representations and covenants made by the Company herein or in any certificate or other instrument delivered by it or on its behalf in connection with this Agreement shall be considered to have been relied upon by the Holders of Registrable Securities and shall continue in full force and effect so long as this Agreement is in effect regardless of any investigation made by such Holders. All statements in any such certificate or other instrument shall constitute representations and warranties hereunder.

              SECTION 6.5 Covenants to Bind Successors and Assigns. All the covenants, stipulations, promises and agreements in this Agreement contained by or on behalf of the parties hereto shall bind their successors and assigns, whether so expressed or not.

               SECTION 6.6 Severability. In case any one or more of the provisions contained in this Agreement shall be invalid, illegal or unenforceable in any respect, the validity, legality and enforceability of the remaining provisions contained herein and therein shall not in any way be affected or impaired thereby. The parties shall endeavor in good faith negotiations to replace the invalid, illegal or unenforceable provisions with valid provisions the economic effect of which comes as close as possible to that of the invalid, illegal or unenforceable provisions.

               SECTION 6.7 Section Headings. The section headings used herein are for convenience of reference only, are not part of this Agreement and are not to affect the construction of or be taken into consideration in interpreting this Agreement.

               SECTION 6.8 Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. A facsimile of the signature of any party hereto shall be deemed an original signature of the executing party for purposes of this Agreement.

               SECTION 6.9 Termination. The obligations of the Company to register the Registrable Securities hereunder shall terminate in accordance with the terms of this Agreement.

               SECTION 6.10 Complete Agreement. This document and the documents referred to herein contain the complete agreement between the parties and supersede any prior understandings, agreements or representations by or between the parties, written or oral, which may have related to the subject matter hereof in any way, and any other agreements or understandings as to securities registration or similar rights among the parities hereto are hereby terminated.

               SECTION 6.11 No More Favorable Agreements. The Company has not previously, and will not hereafter, enter into any agreement with respect to its securities with any person which grants such person rights that are, taken as a whole, more favorable than the rights granted to Holders in this Agreement.

               SECTION 6.12 Submission to Jurisdiction, Venue.
                            ----------------------------------

               (a) Any legal action or proceeding with respect to this Agreement may be brought in the courts of the State of Missouri located in St. Louis County or the City of St. Louis or of the United States for the Eastern District of Missouri, and, by execution and delivery of this Agreement, the Company hereby irrevocably accepts for itself and in respect of its property, generally and unconditionally, the non-exclusive jurisdiction of the aforesaid courts. The Company hereby waives personal service of any and all process upon it and consents that all such service of process may be made by registered mail (return receipt requested) directed to Company at its address set forth in
        Section 6.1 and service so made shall be deemed to be completed five (5) days after the same shall have been deposited in the U.S. mails. Nothing herein shall affect the right of the Holders to serve process in any other manner permitted by law or to commence legal proceedings or otherwise proceed against Company in any other jurisdiction.

               (b) The Company hereby irrevocably waives any objection which it may now or hereafter have to the laying of venue of any of the aforesaid actions or proceedings arising out of or in connection with this Agreement brought in the courts referred to in clause (a) above and hereby further irrevocably waives and agrees not to plead or claim in any such court that any such action or proceeding brought in any such court has been brought in an inconvenient forum.

               IN WITNESS WHEREOF, the Parties hereto have entered into this Agreement as of the date first set forth above.

                                    EASY MONEY HOLDING CORPORATION


                                    By:  /s/ David Greenberg
                                             President

HOLDERS:

LOVE SAVINGS HOLDING COMPANY

/s/ Andrew S. Love

Chairman of the Board

/s/ WILLLA.M S. FAGAN, Separate Property


                                       18